Exhibit 10.10

Proprietary Information and Inventions Agreement
The following agreement (the “Agreement”) between Credo Semiconductor, Inc. (the “Company”), and the individual identified on the signature page to this Agreement (“Employee” or “I”) is effective as of the first day of my employment by the Company. I acknowledge that this Agreement is a material part of the consideration for my employment and continued employment by the Company. In exchange for the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1. No Conflicts.  I have not made, and agree not to make, any agreement, oral or written, that is in conflict with this Agreement or my employment with the Company. I will not violate any agreement with or the rights of any third party. When acting within the scope of my employment (or otherwise on behalf of the Company), I will not use or disclose my own or any third party’s confidential information or intellectual property (collectively, “Restricted Materials”), except as expressly authorized by the Company in writing. Further, I have not retained anything containing or reflecting any confidential information of a prior employer or other third party, whether or not created by me.
2. Inventions.
a. Definitions. “Intellectual Property Rights” means any and all patent rights, copyright rights, trademark rights, mask work rights, trade secret rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world (including any application therefor). “Invention” means any idea, concept, discovery, invention, development, research, technology, work of authorship, trade secret, software, firmware, content, audio-visual material, tool, process, technique, know-how, data, plan, device, apparatus, specification, design, prototype, circuit, layout, mask work, algorithm, program, code, documentation or other material or information, tangible or intangible, whether or not it may be patented, copyrighted, trademarked or otherwise protected (including all versions, modifications, enhancements and derivative works thereof).
b. Assignment. Except to the extent that an Invention qualifies fully under the provisions of California Labor Code Section 2870, to the fullest extent possible under applicable law, the Company shall own all right, title and interest in and to all Inventions (including all Intellectual Property Rights therein or related thereto) that are made, conceived or reduced to practice, in whole or in part, by me during the term of my employment with the Company and which arise out of any use of Company’s facilities or assets or any research or other activity conducted by, for or under the direction of the Company (whether or not (i) conducted at the Company’s facilities, (ii) during working hours or (iii) using Company assets), or which are useful with or relate directly or indirectly to any “Company Interest” (meaning any product, service, other Invention or Intellectual Property Right that is sold, leased, used, proposed, under consideration or under development by the Company). I will promptly disclose and provide all of the foregoing Inventions (the “Assigned Inventions”) to the Company. I hereby make and agree to make all assignments to the Company necessary to effectuate and accomplish the foregoing ownership.

Assigned Inventions shall not include any Invention that is both (x) developed entirely on my own time, without use of any Company assets, ideas or direction and (y) not useful with or related to any Company Interest.
c. Assurances. I will further assist the Company, at its expense, to evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint the Company and its officers as my agents and attorneys-in-fact, coupled with an interest, to act for and in my behalf to execute and file any document and to perform all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me.
d. Other Inventions. If I wish to clarify that something created by me prior to my employment, which relates or may relate to the Company’s actual or proposed business, is not within the scope of the assignment of Inventions under this Agreement, then I have listed it on Appendix A. If (i) I use or disclose any Restricted Materials (including anything listed in Appendix A) when acting within the scope of my employment (or otherwise on behalf of the Company), or (ii) any Assigned Invention cannot be fully made, used, reproduced or otherwise exploited without using or violating any Restricted Materials, I hereby grant and agree to grant to the Company a perpetual, irrevocable, worldwide, royalty-free, non-exclusive, transferable, sublicensable right and license to exploit and exercise all such Restricted Materials and Intellectual Property Rights therein. I will not use or disclose any Restricted Materials for which I am not fully authorized to grant the foregoing license.
e. Moral Rights.  To the extent allowed by applicable law, the terms of this Section 2 include all rights of paternity, integrity, disclosure, withdrawal and any other rights that may be known as or referred to as moral rights, artist’s rights, droit moral or the like (collectively, “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratification, consent or agreement from time to time as requested by the Company. Furthermore, I agree that notwithstanding any rights of publicity, privacy or otherwise (whether or not statutory) anywhere in the world and without any further compensation, the Company may and is hereby authorized to use my name, likeness and voice in connection with promotion of its business, products and services and to allow others to do so.
3. Proprietary Information.  I agree that all Assigned Inventions and all other financial, business, legal and technical information, including the identity of and any other information relating to the Company’s employees, Affiliates and Business Partners (as such terms are defined below), which I develop, learn or obtain during my employment or that are received by or for the Company in confidence, constitute “Proprietary Information.” I will hold all Proprietary Information in strict confidence, and will not directly or indirectly disclose any Proprietary Information, and will not use any Proprietary Information (except within the scope of my employment), and I understand that these obligations will continue after my employment with the Company ends. Proprietary Information shall not include information that I can document is or becomes readily available to the public without restriction through no act or omission of mine. Upon termination of my employment, I will promptly return to the Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (a) my compensation records, (b) materials distributed to shareholders generally and (c) this Agreement. I also recognize and agree that I have no expectation of privacy with respect to the Company’s networks, telecommunications systems or information processing systems (including, without limitation, stored computer files, email messages and voice messages), and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice, regardless of whether such activity occurs on equipment owned by me or the Company. I further agree that any property situated on the Company’s premises and owned, leased or otherwise possessed by the Company, including computers, computer files, email, voicemail, storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.
NOTE: This agreement does not affect any immunity under certain provisions of the Defend Trade Secrets Act (18 USC Sections 1833(b) (1) or (2)), which read as follows:
(1)    An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(2)    An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.
4. Restricted Activities.  For the purposes of this Section 4, the term Company includes the Company and all other persons or entities that control, are controlled by or are under common control with the Company (“Affiliates”).
a. Definitions.  “Any Capacity” includes, without limitation, to (i) be an owner, founder, shareholder, partner, member, advisor, director, consultant, contractor, agent, employee, affiliate or co-venturer, (ii) otherwise invest, engage or participate in, (iii) be compensated by or (iv) prepare to be or do any of the foregoing or assist any third party to do so; provided, Any Capacity will not include being a holder of less than one percent (1%) of the outstanding equity of a public company. “Business Partner” means any past, present or prospective customer, vendor, supplier, distributor or other business partner of the Company and I understand that the identity of Business Partners is Proprietary Information, and a trade secret of the Company. “Cause” means to recruit, or otherwise solicit, induce, or influence, or to attempt to do so. “Solicit” means to (1) seek the business or patronage of any Business Partner for myself or any other person or entity, (2) divert, entice or otherwise take away from the Company the business or patronage of any Business Partner, or to attempt to do so, or (3) solicit, induce or encourage any Business Partner to terminate or reduce its relationship with the Company.
b. Acknowledgments.
i.    I acknowledge and agree that (1) the Company's business is highly competitive, secrecy of the Proprietary Information is of the utmost importance to the Company and I will learn and use Proprietary Information in performing my work for the Company and (2) my position may require me to establish goodwill with Business Partners and employees on behalf of the Company and such goodwill is extremely important to the Company's success and that Company has made substantial investments to develop its business interests and goodwill.
ii.    I agree that the limitations as to time, geographical area and scope of activity to be restrained in this Section 4 are reasonable and are not greater than necessary to protect the goodwill or other business interests of Company. I further agree that such investments are worthy of protection and that Company’s need for protection afforded by this Section 4 is greater than any hardship I may experience by complying with its terms.
iii.   I acknowledge that my violation or attempted violation of the agreements in this Section 4 will cause irreparable damage to Company or its Affiliates, and I therefore agree that Company shall be entitled as a matter of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such agreements by me or others acting on my behalf. Company’s right to injunctive relief shall be cumulative and in addition to any other remedies provided by law or equity.
iv.   Although the parties believe that the limitations as to time, geographical area and scope of activity contained herein are reasonable and do not impose a greater restraint than necessary to protect the goodwill or other business interests of Company, if it is judicially determined not to be the case, the limitations shall be reformed to the extent necessary to make them reasonable and not to impose a restraint that is greater than necessary to protect the goodwill or other business interests of Company.
v.   The Company and I agree that the provisions of this Section 4, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included.
c. As an Employee.   During my employment with the Company, I will not directly or indirectly: (i) Cause any person to leave their employment with the Company (other than terminating subordinate employees in the course of my duties for the Company); (ii) Solicit any Business Partner; (iii) act in Any Capacity in or with respect to any commercial activity which competes, or is reasonably likely to compete, with any business that the Company conducts, proposes to conduct or demonstrably anticipates conducting, at any time during my employment (a “Competing Business”); (iv) enter into in an employment, consulting or other similar relationship with another person or entity that requires a significant time commitment without the prior written consent of the Company; or (v) make, or cause to be made, any statements, observations, or opinions, or communicate any information (whether oral or written), that disparages or is likely in any way to harm the reputation of the Company, its customers, users and/or business partners except that nothing contained in this Agreement shall be deemed to prohibit me from testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law.
d. After Termination.  For the period of twelve (12) months immediately following termination of my employment with the Company (for any or no reason, whether voluntary or involuntary), I will not directly or indirectly: (i) Cause any person to leave their employment with the Company; or (ii) Solicit any Business Partner. The foregoing time frames shall be increased by the period of time from the commencement of any violation of the foregoing provisions until such time as I have cured such violation. I understand that this Agreement and Section 4.d in particular is intended to comply with California Business and Professions Code Section 16600, and agree to work together with the Company in good faith to cure any issue which arises regarding its enforceability.
5. Employment at Will. I agree that this Agreement is not an employment contract for any particular term. I have the right to resign and the Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause. This Agreement does not purport to set forth all of the terms and conditions of my employment, and as an employee of the Company, I have obligations to the Company which are not described in this Agreement. However, the terms of this Agreement govern over any such terms that are inconsistent with this Agreement, and supersede the terms of any similar form that I may have previously signed. This Agreement can only be changed by a subsequent written agreement signed by the Chief Executive Officer or President of the Company, or an authorized designee.
6. Survival. I agree that any change or changes in my employment title, duties, compensation or equity interest after the signing of this Agreement shall not affect the validity or scope of this Agreement. I agree that my obligations under Sections 2, 3 and 4 of this Agreement shall continue in effect after termination of my employment, regardless of the reason, and whether such termination is voluntary or involuntary, and that the Company is entitled to communicate my obligations under this Agreement to any of my potential or future employers. I will provide a copy of this Agreement to any potential or future employers of mine, so that they are aware of my obligations hereunder. My obligations under Sections 2, 3 and 4 also shall be binding upon my heirs, executors, assigns and administrators, and shall inure to the benefit of the Company, its Affiliates, successors and assigns. This Agreement may be freely assigned by the Company to any third party.
7. Miscellaneous.  Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. Any legal action or proceeding relating to this Agreement shall be brought exclusively in the state or federal courts located in Santa Clara County, California, and each party consents to the jurisdiction thereof. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

Unless expressly provided otherwise, each right and remedy in this Agreement is in addition to any other right or remedy, at law or in equity, and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy. If one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable. I acknowledge and agree that any breach or threatened breach of this Agreement will cause irreparable harm to the Company for which damages would not be an adequate remedy, and, therefore, the Company is entitled to injunctive relief with respect thereto (without the necessity of posting any bond) in addition to any other remedies.
I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS THAT IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, WITH THE UNDERSTANDING THAT I EITHER (1) HAVE RETAINED A COPY OF THIS AGREEMENT OR (2) MAY, AT ANY TIME, REQUEST A COPY OF THIS AGREEMENT FROM THE COMPANY.

Signature:

Printed Name:

Appendix A
Prior Matters
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